Exhibit 99.1

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t CBTX, INC. Special Meeting of Shareholders May 24, 2022, at 10:00 a.m. Central Time This Proxy is solicited on behalf of the Board of Directors of CBTX, Inc. The undersigned shareholder(s) hereby appoints Robert R. Franklin, Jr. and J. Pat Parsons, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, with all powers that the undersigned would possess if personally present, all of the shares of common stock, par value $0.01 per share, of CBTX, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 5999 Delaware Street, Beaumont, Texas 77706, on May 24, 2022, at 10:00 a.m. Central Time and at any adjournment or postponement thereof (the “Special Meeting of Shareholders”), in accordance with the directions contained in this proxy card, and in their discretion on any other matters which may properly come before the Special Meeting of Shareholders. The undersigned hereby revokes all appointments of proxy previously given to vote at the Special Meeting of Shareholders. The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. (Continued and to be marked, dated and signed on other side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at http://viewproxy.com/CBTXSM/2022

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated November 5, 2021, by and between CBTX, Inc. ("CBTX") and Allegiance Bancshares, Inc., as it may be amended, supplemented or modified from time to time, including the issuance of CBTX common stock pursuant to such merger agreement (the "CBTX merger proposal").	☐	☐	☐
2. To approve the amendment and restatement of the certificate of formation of CBTX, subject to completion of the merger (the "CBTX certificate restatement proposals"):			
2.A to increase the number of authorized shares of CBTX common stock from 90,000,000 shares to 140,000,000 shares;	☐	☐	☐
2.B to include provisions governing the terms and classification of, and names of the initial, directors of the combined company after the merger; and	☐	☐	☐
2.C to provide for certain other changes in connection with the amendment and restatement of CBTX's certificate of formation.	☐	☐	☐
3. To approve the CBTX, Inc. 2022 Omnibus Incentive Plan, subject to completion of the merger; and	☐	☐	☐
4. To adjourn the CBTX special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the CBTX merger proposal or the proposals comprising the CBTX certificate restatement proposals or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of CBTX common stock.	☐	☐	☐

Date: ______________________________

____
Signature

____
Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

→ [ ]

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Control Number ready when voting by Internet or Telephone



INTERNET

Vote Your Proxy on the Internet:

Go to www.fcrvote.com/CBTXSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 23, 2022.



TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 23, 2022.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.